Exhibit 10.1

Executed Version

$350,000,000

Commercial Metals Company

5.750% Senior Notes due 2026

PURCHASE AGREEMENT

April 19, 2018

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

     As Representative of the Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Commercial Metals Company, a Delaware corporation (the “Company”), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $350,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2026 (the “Securities”). Merrill Lynch has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture, dated as of May 6, 2013 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated as of May 3, 2018, 2018 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of May 3, 2018 (the “Registration Rights Agreement”), among the Company and the Initial Purchasers, pursuant to which the Company will be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) or (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use commercially reasonable efforts to cause such registration statements to be declared effective. All references herein to the Exchange Securities and the Exchange Offer are only applicable if the Company is in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

Pursuant to that certain stock and asset purchase agreement, dated as of December 29, 2017, among the Company and certain subsidiaries of Gerdau S.A. (“Gerdau”), (together with the schedules and exhibits thereto, the “Acquisition Agreement”), the Company has agreed to acquire (i) all of the issued and outstanding shares of capital stock of Tamco, a California corporation, (ii) all of the issued and outstanding partnership interests of Gerdau Reinforcing Steel, a Delaware general partnership, and (iii) certain assets and liabilities of the businesses of Gerdau Ameristeel US Inc., a Florida corporation, and Gerdau Ameristeel Sayreville Inc., a Delaware corporation (the entities, assets and liabilities referred to in clauses (i) through (iii), the “Target Business”). The consummation of such acquisition in accordance with the terms of the Acquisition Agreement is referred to herein as the “Acquisition.”

This Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (“Time of Sale” means 4:26 P.M., New York City time, on April 19, 2018, the first time when sales of the Securities are made). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated April 19, 2018 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated April 19, 2018 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed (but not furnished) under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed (but not furnished) under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.    Representations and Warranties. The Company hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (as defined below) (it being understood that references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)    No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2 hereof and their compliance with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)    No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers and persons acting on their behalf, as to whom the Company makes no representation or warranty) has offered, solicited offers to buy or sold the Securities by any means of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied with the offering restrictions set forth in Regulation S.

(c)    Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)    The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. Except in accordance with Section 3(a) hereof, the Company has not distributed, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)    Company Additional Written Communications. The Company has not used, authorized, approved or distributed and will not use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h)    The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.

(i)    Authorization of the Securities and the Exchange Securities. The Securities to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

(j)    Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)    Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l)    No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(m)    Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company’s Significant Subsidiaries (as defined below) and its jurisdiction of formation is set forth on Annex II attached hereto. Each of the Company and its Significant Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, foreign corporation, limited liability company, partnership or other entity in good standing (if applicable) under the laws of the jurisdiction of its organization and has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a corporation, foreign corporation, limited liability company, partnership or other entity to transact business and is in good standing (if applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing (if applicable) would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries and, except as otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, are free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Prior to giving effect to the Acquisition, the Company does not have any significant subsidiary (as defined in Rule 1-02 of Regulation S-X under the Act) that is not listed on Exhibit 21 to its Annual Report on Form 10-K for the fiscal year ended August 31, 2017 which is required to be so listed. For purposes of this Agreement, “Significant Subsidiary” means any Principal Subsidiary (as defined in the Indenture) of the Company.

(n)    Additional Issuer Information. There are no contracts or documents which are required to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or the documents incorporated by reference therein which have not been so described and filed as required.

(o)    Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after consummation of the Acquisition and receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Final Offering Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(p)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its charter or by-laws or other organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of the Transaction Documents by the Company and the issuance and delivery of the Securities and the Exchange Securities and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws or other organizational documents of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Transaction Documents by the Company, or the issuance and delivery of the Securities or the Exchange Securities or consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package or by the Final Offering Memorandum (excluding the Acquisition), except (i) such as have been obtained or made by the Company and are in full force and effect under applicable state securities or blue sky laws, (ii) with respect to the Exchange Securities, such as may be required under the Securities Act, the Trust Indenture Act and applicable state securities laws, as contemplated by the Registration Rights Agreement, and (iii) except where failure to obtain such consent, approval, authorization or order or make such registration or filing would not reasonably be expected to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries.

(q)    Preparation of the Financial Statements. The financial statements together with the related notes thereto contained or incorporated by reference in the Pricing Disclosure Package, the Preliminary Offering Memorandum and the Final Offering Memorandum present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The summary financial information included under the captions “Summary Historical Consolidated Financial Data of the Company” and “Summary Historical Consolidated Financial Data of the Acquired Businesses” in the Pricing Disclosure Package, the Preliminary Offering Memorandum and the Final Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Preliminary Offering Memorandum and the Final Offering Memorandum. Except as otherwise disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the pro forma financial information and the related notes thereto included therein present fairly in all material respects the information shown therein, have been prepared in accordance with Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to in each of the Preliminary Offering memorandum, the Pricing Disclosure Package and the Final Offering Memorandum. No other financial statements are required to be included in the Preliminary Offering Memorandum or Final Offering Memorandum.

(r)    No Material Actions or Proceedings. Except as disclosed in the Final Offering Memorandum and the Pricing Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, where any such action, suit or proceeding, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or to adversely affect the transactions contemplated by this Agreement.

(s)    Title to Properties. Except as otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(q) above (or elsewhere in the Pricing Disclosure Package and the Final Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as would not result in a Material Adverse Change. The real property, improvements, equipment and personal property reflected as leased in the financial statements referred to in Section 1(q) above are held under valid and enforceable leases, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law) and such other exceptions as would not result in a Material Adverse Change.

(t)    Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion (i) with respect to the Company’s audited financial statements for the fiscal years ended August 31, 2015, 2016 and 2017, incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum and (ii) with respect to the Target Business’s audited financial statements for the fiscal year ended December 31, 2017, included in the Preliminary Offering Memorandum and the Final Offering Memorandum, are independent public accountants with respect to each of the Company and Target Business as required by the Exchange Act and, to the Company’s knowledge, are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(u)    Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except (i) for any taxes, assessments, fines or penalties being contested in good faith and by appropriate proceedings, or (ii) where a default to make such filings or payments would not reasonably be expected to result in a Material Adverse Change. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(v)    No Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists, and the Company, to its knowledge, is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(w)    Insurance. The Company and its subsidiaries are insured by recognized, and to the Company’s knowledge, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. To the Company’s knowledge, all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which would reasonably be expected to result in a Material Adverse Change. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(x)    Payments. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).

(y)    All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to so possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(z)    Company’s Accounting System. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)    Company’s Financial Reporting System. The Company and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(bb)    Company’s Internal Control System. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)    Company’s Disclosure Control System. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are reasonably effective to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act.

(dd)    No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee)    Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(ff)    Compliance with and Liability Under Environmental Laws. Except as otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of public health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protected species, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except such violation or non-compliance as would not, individually or in the aggregate, reasonably be expected to result in Material Adverse Change; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Company has received written notice, no investigation by a governmental authority with respect to which the Company has received written notice, and the Company has not received any written notice from any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties all of which arise out of, based on or result from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of or liability or obligation under any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $1,000,000 or more (other than the matter relating to the Company’s facilities in Ector County Texas).

(gg)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(hh)    ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 4001(a)(14) of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates (A) is, or is reasonably expected to be, in “at risk status” (as defined under ERISA) and (B) that is a “multiemployer plan” (as defined under ERISA) is in “endangered status” or “critical status” (each, as defined under ERISA).

(ii)    Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj)    No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(kk)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)    No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as initial purchaser, advisor, investor or otherwise).

(mm)    No Dealings with Sanctioned Entities. Neither the Company nor any of its subsidiaries has, other than disclosed to the Initial Purchasers and their counsel, engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(nn)    Intellectual Property Rights. Except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed in the Pricing Disclosure Package and the Final Offering Memorandum to be conducted. Except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, to the knowledge of the Company, there is no material infringement by third parties of any of the Company’s Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, except in the case of clause (i), (ii) or (iii), such actions, suits, proceedings or claims that, if decided unfavorably to the Company and its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and the Company is unaware of any facts which would form a reasonable basis for any such claim, where any such action, suit, proceeding or claim, if determined adversely, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(oo)    Initial Purchasers’ Transactions. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, the Company (i) does not have any material lending or other material relationship with any bank or lending affiliate of any of the Initial Purchasers and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Representative.

(pp)    Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Pricing Disclosure Package, the Preliminary Offering Memorandum or the Final Offering Memorandum that have not been described as required.

(qq)    Stock Options. With respect to the outstanding stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of common stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(rr)    Regulations T, U, X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ss)    Regulation S. The Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(tt)    Acquisition Agreement Representations. To the actual knowledge of the parties listed on Annex III hereto, the representations and warranties of Seller and Selling Subsidiaries (each, as defined in the Acquisition Agreement) in the Acquisition Agreement are true and correct in all respects as of the date hereof, subject to the qualifications thereto set forth in the Acquisition Agreement. The Acquisition Agreement is in full force and effect as of the date hereof.

Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

SECTION 2.    Purchase, Sale and Delivery of the Securities.

(a)    The Securities. The Company agrees to issue and sell to the Initial Purchasers, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.75% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b)    The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and Merrill Lynch) at 9:00 a.m. New York City time, on May 3, 2018 or such other time and date as Merrill Lynch shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c)    Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Merrill Lynch for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)    Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i)     it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A, and will take reasonable steps to ensure the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A, or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)    it understands that the offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

(iii)    it is a Qualified Institutional Buyer and an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iv)    it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act, or in any manner involving a public offering in the United States within the meaning of Section 4(a)(2) of the Securities Act.

SECTION 3.    Additional Covenants. The Company further covenants and agrees with each Initial Purchaser as follows:

(a)    Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Except as may be permitted under the terms herein, the Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b)    Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding, if, in the judgment of the Representative, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, the Company agrees to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c)    Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)    Blue Sky Compliance. The Company (i) shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, and (ii) shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or broker or dealer or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)    The Depositary. The Company will cooperate with the Initial Purchasers and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)    Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)    Agreement Not To Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement, to register the Exchange Securities and the issuance and sale of the Company’s convertible senior notes due 2025).

(i)    Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to the Representative and, upon request, to each of the other Initial Purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j)    No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k)    No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l)    No Restricted Resales. During the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities that have been reacquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)    Legended Securities. Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.    Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum) provided that the such fees and expenses of counsel for the Initial Purchasers do not exceed $20,000), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the Financial Industry Regulatory Authority (“FINRA”), if any, of the terms of the sale of the Securities or the Exchange Securities, provided such fees and expenses of counsel for the Initial Purchasers do not exceed $20,000, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement and (x) all expenses incurred by or on behalf of the Company incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.    Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Company and Target Business, “comfort letters” for each of the Company and Target Business, dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants “bring-down comfort letters” for each of the Company and Target Business, dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letters” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)    Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum.; and

(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(c)    Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the opinion of Haynes and Boone, LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(d)    Opinion of General Counsel of the Company. On the Closing Date the Initial Purchasers shall have received the opinion of the General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

(e)    Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f)    Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Company, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)    the representations, warranties and covenants of the Company set forth in Section 1 hereof that are not qualified by materiality are true and correct in all material respects, and the representations, warranties and covenants of the Company set forth in Section 1 that are qualified by materiality, in each case, were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)    the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)    Indenture; Registration Rights Agreement. The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof. The Company shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.

(h)    Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.    Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.    Offer, Sale and Resale Procedures. The Initial Purchasers, on the one hand, and the Company on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)    Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)    No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)    Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.    Indemnification.

(a)    Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Initial Purchasers through the Representative consists of the information described as such in Section 8(b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering

Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the eighth and eleventh paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.    Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount and commissions received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.    Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to the Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Facsimile:

Attention:

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Facsimile: (212) 751-4864

Attention: Erika Weinberg

If to the Company:

Commercial Metals Company

6565 MacArthur Boulevard

Irving, Texas 75039

Facsimile: (214) 689-4326

Attention: General Counsel

with a copy to:

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas, 75219

Facsimile: (214) 200-0678

Attention: Jennifer Wisinski

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.

SECTION 15.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.    Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a)    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17.    Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18.    No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Commercial Metals Company

By:	/s/ Paul Lawrence
Name:	Paul Lawrence
Title:	Treasurer and Vice President Financial Planning and Analysis

Signature Page to Purchase Agreement

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Paul M. Liptak
Paul M. Liptak
Director

Signature Page to Purchase Agreement

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$154,000,000
Citigroup Global Markets Inc.	42,000,000
PNC Capital Markets LLC	42,000,000
Wells Fargo Securities, LLC	42,000,000
Santander Investment Securities Inc.	21,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	7,000,000
BBVA Securities Inc.	7,000,000
BMO Capital Markets Corp.	7,000,000
Capital One Securities, Inc.	7,000,000
Fifth Third Securities, Inc.	7,000,000
Rabo Securities USA, Inc.	7,000,000
U.S. Bancorp Investments, Inc.	7,000,000
Total	$350,000,000

EXHIBIT A

Form of Haynes and Boone, LLP Opinion

(see attached)

Exhibit A-1

EXHIBIT B

Form of Company General Counsel Opinion

(see attached)

Exhibit B-1

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that during such 40-day restricted period, neither it nor any of its affiliates or any person acting on its or their behalf will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and all such persons will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1

ANNEX II

Significant Subsidiaries

CMC Poland Sp. z.o.o. (Poland);

CMC Steel Fabricators, Inc. (Texas);

CMC Steel Oklahoma, LLC (Delaware);

Structural Metals, Inc. (Texas);

CMC GH, LLC (Delaware);

CMC International Finance, s.a.r.l. (Luxembourg);

Com Met Company S.a.r.l. (Luxembourg);

Commercial Metals (Bermuda), L.P. (Bermuda);

Commercial Metals Company US (Luxembourg) S.C.S. (Luxembourg);

Own Electric Steel Company of South Carolina (South Carolina);

SMI Steel LLC (Alabama);

SMI-Owen Steel Company, Inc. (South Carolina);

Structural Metals, Inc. (Texas).

Annex II-1

ANNEX III

Knowledge

Barbara Smith, President and Chief Executive Officer

Paul K. Kirkpatrick, Vice President, General Counsel and Corporate Secretary

Christopher Westrick, Director, Business Development

Tracy Porter. Executive Vice President – CMC Operations

Mary Lindsey, Vice President and Chief Financial Officer

Jacob Adlis, Manager, Strategy & Planning

Annex III-1